Exhibit 10.4

DECLARATION OF TRUST

Laurence Stephenson
1136 Martin Street
White Rock, British Columbia
V4B 3W1

June 25, 2004

Douglas Lake Minerals Inc.
7425 Arbutus Street
Vancouver, British Columbia
V6P 5T2

I, Laurence Stephenson, hold in trust for Douglas Lake Minerals Inc. a 100% interest in mineral claims named PAC 1 (Tenure Number 406692) and PAC 2 (Tenure Number 406693) located in the Lillooet Mining Division.

I will deliver full title on demand to Douglas Lake Minerals Inc. for as long as the claim is in good standing with the Province of British Columbia.

/s/ Laurence Stephenson
Laurence Stephenson